Exhibit 24
Power of Attorney
Know all by these presents, that each of the undersigned hereby constitutes and appoints Charles A. Lingenfetter, Jack P. Healey and each of them, either of whom may act without the joinder of the other, each of the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in and all capacities, to:
(1) execute for and on behalf of each of the undersigned the Form S-8 in connection with the registration of securities of Industrial Distribution Group, Inc. under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, with the United States Securities and Exchange Commission (the “Commission”);
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any or all amendments or post-effective amendments to this registration statement, and to file the same with all exhibits hereto and other documents in connection therewith or in connection with registration of the securities under the Exchange Act, with the Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, each of the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of each of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
     Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as each of the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
     This Power of Attorney shall remain in full force and effect until revoked by the applicable undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the undersigned has caused this Power of Attorney to be executed as of this 15th day of May 2007.

/s/ David K. Barth
David K. Barth, Director

/s/ William R. Fenoglio

William R. Fenoglio, Director

/s/ William T. Parr

William T. Parr, Director

/s/ Ajita G. Rajendra

Ajita G. Rajendra, Director

/s/ George L. Sachs, Jr.

George L. Sachs, Jr., Director

/s/ Richard M. Seigel

Richard M. Seigel, Director